November 7, 1996






                                                           (212) 701-3000



BOARD OF DIRECTORS
Manor Care, Inc.
11555 Darnestown Road
Gaitherburg, Maryland 20878-3200


                           Re:      Manor Care, Inc.
                                    Registration Statement on Form S-3


Ladies and Gentlemen:

          This opinion is being rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Manor Care, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act") $250 million aggregate principal amount of the Company's debt securities (the "Securities") to be issued under a form of Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

          In that connection, we have examined copies of such corporate records and made such inquiries as we have deemed necessary for purposes of rendering the opinion set forth below. It is our understanding that the terms of the Securities will be consistent with the Indenture and that the Securities will be executed and authenticated in accordance with the terms of the Indenture and will be delivered to purchasers thereof against payment therefor.

          Based upon the foregoing, in our opinion, the Securities to be sold pursuant to the Registration Statement,



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when it becomes effective under the Act, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms. This opinion is qualified insofar as enforceability may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in said Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act.

                                       Very truly yours,



                                       /s/ Cahill Gordon & Reindel